UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2022
__________________________
1LIFE HEALTHCARE, INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39203	76-0707204
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Embarcadero Center, Suite 1900
San Francisco, CA 94111
(415) 814-0927
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ONEM	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 1, 2022, 1Life Healthcare, Inc., or One Medical, appointed Vikas Agarwal as One Medical's Chief Accounting Officer and principal accounting officer, effective immediately. Mr. Agarwal previously served as One Medical's Vice President, Finance and Corporate Controller and assumes the role of principal accounting officer from Bjorn Thaler, who continues to serve as One Medical's Chief Financial Officer and principal financial officer.
Mr. Agarwal, age 48, served as One Medical's Vice President, Finance and Corporate Controller from June 2020 to June 2022. Prior to joining One Medical, Mr. Agarwal served as Senior Vice President, Corporate Controller at Therma Holdings LLC (rebranded as Legence Holdings LLC), a mechanical solutions provider, from March 2020 to June 2020, and served as Senior Director, Finance at Synopsys, Inc., an electronic design automation company, from February 2016 to February 2020. Prior to joining Synopsys, Mr. Agarwal served in various roles at the Public Company Accounting Oversight Board and KPMG LLP, an audit and advisory firm. Mr Agarwal is a Certified Public Accountant, and is a member of the Economics faculty at the University of California, Santa Cruz. He holds a Bachelor's degree from the Sydenham College of Commerce and Economics in India.
In connection with his appointment, Mr. Agarwal will receive an annual base salary of $315,000 and be eligible for an annual cash incentive of up to 35% of his annual base salary. Mr. Agarwal will also be granted restricted stock units, or RSUs, with an aggregate value of $200,000 pursuant to One Medical's 2020 Equity Incentive Plan. The RSUs will vest annually over four years, measured from the vesting commencement date and be subject to Mr. Agarwal's continued service with One Medical through each vesting date.
One Medical has entered into an indemnification agreement with Mr. Agarwal. One Medical's form of indemnification agreement was filed with the Securities and Exchange Commission as Exhibit 10.11 to One Medical's Registration Statement on Form S-1, filed on January 21, 2020.
There is no arrangement or understanding between Mr. Agarwal and any other person pursuant to which Mr. Agarwal was selected as principal accounting officer of One Medical that would require disclosure under Item 401(b) of Regulation S-K. Additionally, there is no family relationship between Mr. Agarwal and any other person that would require disclosure under Item 401(d) of Regulation S-K. Mr. Agarwal is also not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1LIFE HEALTHCARE, INC.

	By:	/s/ Bjorn Thaler
Dated: July 8, 2022		Bjorn Thaler
Chief Financial Officer